UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

BBCN Bancorp, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, #1000 Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code (213) 639-1700

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements with Certain Officers

On January 21, 2015, the Human Resources and Compensation Committee of the Board of Directors of BBCN Bancorp, Inc. (the “Company”) approved the following form of awards to be used by the Company in granting equity to participants under the Amended and Restated BBCN Bancorp, Inc. 2007 Equity Incentive Plan:

•	Notice of Stock Option Grant and Agreement;

•	Notice of Performance Unit / Share Award Grant and Agreement; and

•	Notice of Restricted Stock Grant and Agreement (Time Vesting).

            Copies of each form of award are attached hereto as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	BBCN Bancorp, Inc. 2007 Equity Incentive Plan Notice of Stock Option Grant and Agreement
10.2	BBCN Bancorp, Inc. 2007 Equity Incentive Plan Notice of Performance Unit / Share Award Grant and Agreement
10.3	BBCN Bancorp, Inc. 2007 Equity Incentive Plan Notice of Restricted Stock Grant and Agreement (Time Vesting)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2015	BBCN BANCORP, INC.

	By:	/s/ Kevin S. Kim
Kevin S. Kim
President and Chief Executive Officer

Exhibit Index

10.1	BBCN Bancorp, Inc. 2007 Equity Incentive Plan Notice of Stock Option Grant and Agreement
10.2	BBCN Bancorp, Inc. 2007 Equity Incentive Plan Notice of Performance Unit / Share Award Grant and Agreement
10.3	BBCN Bancorp, Inc. 2007 Equity Incentive Plan Notice of Restricted Stock Grant and Agreement (Time Vesting)